As filed with the Securities and Exchange Commission on November 30, 2023

Registration No. 333-275185

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3/A

(Amendment No. 2)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BARFRESH FOOD GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1994406
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3600 Wilshire Boulevard, Suite 2730

Los Angeles, California 90010

(310) 598-7113

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Riccardo Delle Coste, Chief Executive Officer

3600 Wilshire Blvd., Suite 1720

Los Angeles, California 90010

(310) 598-7113

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Fay Matsukage, Esq.

Doida Crow Legal LLC

7979 E. Tufts Ave. Suite 1750

Denver, CO 80237

(720) 306-1001

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (this “Amendment”) to the Registration Statement on Form S-3 of Barfresh Food Group Inc. (File No. 333-275185) (the “Registration Statement”) is being filed as an exhibit-only filing to file a newly dated Consent of Independent Registered Public Accounting Firm, filed herewith as Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the Consent (filed herewith as Exhibit 23.1). The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Exhibit Description
1.1*	Form of Underwriting Agreement

3.1	Certificate of Incorporation of Moving Box Inc. dated February 25, 2010 (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 (File No. 333-168738) filed with the Commission on August 11, 2010).

3.2	Certificate of Amendment of Certificate of Incorporation dated February 13, 2012 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 333-168738) filed with the Commission on February 17, 2012).

3.3	Certificate of Amendment of Certificate of Incorporation dated February 16, 2012 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K (File No. 333-168738) filed with the Commission on February 17, 2012).

3.4	Certificate of Amendment of Certificate of Incorporation dated December 17, 2021 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 000-55131) filed with the Commission on December 29, 2021).

3.5

Certificate of Amendment of Certificate of Incorporation dated August 1, 2022 (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 001-41228) filed with the Commission on August 2, 2022).

3.6	Amended and Restated Bylaws of Barfresh Food Group Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K (File No. 000-55131) filed with the Commission on August 4, 2014).

4.1+	Form of Senior Indenture

4.2*	Form of Senior Note

4.3+	Form of Subordinated Indenture

4.4*	Form of Subordinated Note

4.5*	Form of Warrant Agreement

4.6*	Form of Rights Agreement

4.7*	Form of Unit Agreement

5.1+	Opinion of Doida Crow Legal LLC

23.1#	Consent of Independent Registered Public Accounting Firm.

23.2+	Consent of Doida Crow Legal LLC (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture

107+	Filing Fee Table

#	Filed herewith
*	To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.
+	Previously filed

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California on November 30, 2023.

Barfresh Food Group Inc.

By:	/s/ Riccardo Delle Coste
Riccardo Delle Coste
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their respective capacities on November 30, 2023.

Name	Title

/s/ Riccardo Delle Coste	President, Chief Executive Officer and Chairman (Principal Executive Officer)
Riccardo Delle Coste

/s/ Lisa Roger	Chief Financial Officer (Principal Financial Officer)
Lisa Roger

*	Director
Steven Lang

*	Director
Arnold Tinter

*	Director
Joseph M. Cugine

*	Director
Isabelle Ortiz-Cochet

*	Director
Alexander H. Ware

*	Director
Justin Borus

*By:	/s/ Lisa Roger
Lisa Roger
Attorney-in-Fact

II-2